Exhibit (e)(1)

TIAA-CREF LIFE INSURANCE COMPANY

New Business Administration Office: P.O. Box 1258 Charlotte, NC 28201-1258

Home Office: 730 Third Avenue, New York, NY 10017-3206

LIFE INSURANCE Enrollment Form – PART I Please Print in Black or Blue Ink

Section A: Proposed Insured #1

1. Full Legal Name First Middle Last Suffix

2. Date of Birth 3. Social Security No. 4. Gender M F

5. Residential Address Apt. No. City State Zip Code

6. Primary Telephone #

7. United States Citizen? Yes No

If “No,” are you in possession of: Permanent Residency Card? Yes No United States Visa? Yes No Residency Card or Visa No. Expiration Date Years in U.S.

8. Birthplace: State/Country 9. Driver’s License No. State of Issue

10.	Employer’s Name
11.	Occupation/Duties
12.	Annual Income: Earned Unearned 13. Net Worth

Section B: Proposed Insured #2 (Survivorship products only)

1. Full Legal Name First Middle Last Suffix

2. Date of Birth 3. Social Security No. 4. Gender M F

5. Residential Address Same as Insured #1 Apt. No. City State Zip Code

6. Primary Telephone #

7. United States Citizen? Yes No

If “No,” are you in possession of: Permanent Residency Card? Yes No United States Visa? Yes No Residency Card or Visa No. Expiration Date Years in U.S.

8. Birthplace: State/Country 9. Driver’s License No. State of Issue

10.	Employer’s Name
11.	Occupation/Duties
12.	Annual Income: Earned Unearned 13. Net Worth

Section C: Certificate Information

COVERAGE DETAILS – Refer to your illustration for riders and benefits selected.

1. SELECT CERTIFICATE TYPE (Check one)

M Intelligent UL M Intelligent VUL M Intelligent SUL M Intelligent SVUL

2. TOTAL FACE AMOUNT $ = Base Face Amount $ + Supplemental Face Amount $

Level Increasing by: % annually for Years

Customized Increasing Schedule (Complete Customized Schedule, Form # TCL-MFGSCH-G.2 or attach schedule.)

3. PREMIUM AMOUNT Planned Annual Premium (if single payment, enter “0”) $

TCL-MFGFAP-GRPB 0813

TITIA

Section C: Certificate Information (Continued)

4. Death Benefit Option (If unanswered, Option A will be applied.)

Option A – Face Amount/Total FA Option B – Face Amount/Total FA plus Option C – Face Amount/Total FA plus

Certificate Value premiums paid

5. Definition of Life Insurance Test Guideline Premium Test (GPT) Cash Value Accumulation Test (CVAT)

(If unanswered, the Guideline Premium Test will be applied.) This election cannot be changed after issue.

6. Riders and Benefits – Check if you wish to elect the following:

Long-Term Accumulation Rider (LTA) (Available for M Intelligent VUL.)

Enhanced Cash Value Rider (ECV) (Available for M Intelligent UL or M Intelligent VUL with LTA Rider.)

Waiver of Monthly Charges Rider (Available for M Intelligent UL, M Intelligent VUL.)

Overloan Protection Endorsement (Not available if the Cash Value Accumulation Test is elected.)

Estate Protection Rider (Available for M Intelligent SUL or M Intelligent SVUL.)

Section D: Premium Information

1. PAYMENT METHOD (Check all that apply—Payment accepted once Enrollment Form is approved.)

Direct Bill Lump Sum 1035 Exchange (Complete Form # TCL-MFGABS.2.)

EFT (Not available for initial premium on M Intelligent VUL and SVUL.)

To authorize payment by EFT, you must complete Form # TCL-MFGEFT.2

2. PAYMENT FREQUENCY

Annually Semiannually Quarterly Monthly

3. Will any of the premiums required to pay for this certificate be obtained through a premium financing or loan agreement? Yes No

If “Yes,” please provide details.

4. Third-Party Notification – Protection Against Unintended Lapse In Coverage. Although the election of this option only authorizes TIAA-CREF Life Insurance Company to send an additional notice to a designated third party advising that the certificate is in danger of lapse, it does not mean that the third party is responsible for preventing such a lapse. In addition, certain circumstances and provisions in the certificate may govern procedure, thereby preventing the certificate from any kind of lapse.

I elect to have an additional notice regarding any lapse in premium payment sent to a third party of my choosing. Yes No

If “Yes,” complete Form # TCL-MFGTHP.2.

Section E: Owner Information

1. Owner Same as Insured #1 Same as Insured #2 Go to Section F Trust Business or Corporation Other Person Multiple Owners

2. Full Name of Primary Owner 3. Date of Birth/Date of Trust 4. Social Security No./Tax ID No.

If the Owner is a Trust, complete the Trustee Declaration of Authority (Form # TCL-MFGTDF-I ) and skip to Section F.

If the Owner is a business or corporation, complete the Business Insurance Supplement (Form # TCL-MFGBIS.2) and skip to Section F.

5. Relationship to Proposed Insured(s) 6. Gender M F 7. Address Apt. No. City State Zip Code Country

8. Mailing Address Same as Residential Apt. No. City State Zip Code

9. United States Citizen? Yes No

If “No,” are you in possession of: Permanent Residency Card? Yes No United States Visa? Yes No Residency Card or Visa No. Expiration Date Years in U.S.

10.	Primary Telephone # If Multiple Owners, complete Form # TCL-MFGMOW.

TCL-MFGFAP-GRPB 0813

TITIA

Page 3 of 7

Section F: Beneficiary Information

It is important that your beneficiary designation be clear so that there will be no question as to your intent as to what each beneficiary will receive. It is also important that you name a primary and contingent beneficiary. If more than one primary or contingent beneficiary is named without a percentage indicated, the proceeds will be divided equally. If percentages are indicated, total of percentages must equal 100%.

If a primary or contingent beneficiary predecease you, the amount he or she would have received will be paid in equal amounts to the surviving primary or contingent beneficiary(ies). By checking the Lineal Descendant Per Stirpes (LDPS) box next to a beneficiary, this provides that should the beneficiary predecease you, the share percentage allotted to the deceased beneficiary will pass in equal shares to the first generation of the deceased beneficiary's living lineal descendants, which may be his or her children or grandchildren.

Full Legal Name, Address, including country if outside U.S., and Telephone Number of Beneficiary Or Trust and Trustee(s)	Relationship to Proposed Insured(s)	Percentage (Whole #s Only)[1]	Date of Birth or Date of Trust (mm/dd/yyyy)	SS# or Tax ID #	Primary(P) or Contingent (C) [2]	LDPS[3]
					☐ P ☐ C	☐ Yes ☐ No
					☐ P ☐ C	☐ Yes ☐ No
		Total = 100%				

[1] Both Primary and Contingent (if applicable).
[2] If unanswered, beneficiary will be considered Primary.
[3] Lineal Descendants Per Stirpes - Indicate "Yes" or "No." If unanswered, it will be assumed the LDPS option does not apply to the associated beneficiary.

Note: Unless you state otherwise in the table above, the term "Descendants" includes individuals legally adopted or born after the signature date of this Enrollment Form and who are members of the class on the date of your death. Please consult your estate planning attorney prior to making any LDPS designation. TIAA-CREF Life Insurance Company does not, and cannot, provide you with legal advice.

Section G: Charitable Giving Benefit

The designated beneficiary of this benefit may be any institution accredited as a charity with the IRS under Section 501(c)(3).

The Charitable Benefit Provision pays, upon the death of the insured, a supplemental death benefit, over and above the base certificate death benefit, equal to one percent (1%) of the base certificate's base face amount with a cap of $100,000. Supplemental Face Amount values are not included in the 1% benefit.

1. Name of Qualified Charity ______________________ 2. 501(c)(3) Tax ID No. ______________

3. Address ____
City State Zip Code

Section H: Existing, Replacement and Pending Coverage

If the answer to any question is "Yes," provide full details in the chart below.

1. Will this insurance replace existing policies or are you considering using funds from existing policies to pay premiums due on the new certificate? If "Yes," complete state appropriate replacement forms. ☐ Yes ☐ No

2. Provide information for each policy in force on the Proposed Insured(s) with all companies. If "None" check this box. ☐

Remarks – Existing and Replacement Coverage
(If additional space is needed, attach a separate page, signed and dated, to the Enrollment Form.)

Proposed Insured	Company Name	Insurance		Policy #	Issue Date	Intend to Replace?	1035 Exchange?	Face Amount Including Riders
		Personal	Business		Year			
☐ #1 ☐ #2		☐	☐			☐ Yes ☐ No	☐ Yes ☐ No	
☐ #1 ☐ #2		☐	☐			☐ Yes ☐ No	☐ Yes ☐ No	

TCL-MFGFAP-GRPB 0813 TITIA

Page 4 of 7

Section H: Existing, Replacement and Pending Coverage (Continued)

Proposed Insured	Company Name	Insurance		Policy #	Issue Date Year	Intend to Replace?	1035 Exchange?	Face Amount Including Riders
		Personal	Business					
☐ #1 ☐ #2		☐	☐			☐ Yes ☐ No	☐ Yes ☐ No	
☐ #1 ☐ #2		☐	☐			☐ Yes ☐ No	☐ Yes ☐ No	
☐ #1 ☐ #2		☐	☐			☐ Yes ☐ No	☐ Yes ☐ No	

3. Do you have an Enrollment Form or application currently pending or do you plan to apply for any new life insurance or annuity with any other life insurance company? If "Yes," complete the chart below. ☐ Yes ☐ No

4. Do you plan to accept any coverage in the chart below in addition to the TIAA-CREF Life coverage being applied for? If "Yes," explain in "Remarks" section. ☐ Yes ☐ No

Remarks – Pending Coverage (If additional space is needed, attach a separate page, signed and dated, to the Enrollment Form.)

Proposed Insured	Insurance Company	Face Amount Including Riders	Proposed Insured	Insurance Company	Face Amount Including Riders
☐ #1 ☐ #2			☐ #1 ☐ #2		
☐ #1 ☐ #2			☐ #1 ☐ #2		

5. What is the total amount of coverage to be in force with all carriers when this certificate and any other pending coverages are placed in force?

Proposed Insured #1 $ ________________ Proposed Insured #2 $ ________________

Section I: Viatical Settlements

The following questions must be answered by the Owner(s). (If the answer to any question is "Yes," provide full details in the "Remarks" section below.)

1. Do you, the Owner(s), intend to use or transfer the certificate for any type of pre-death financial settlement, such as viatical settlement, senior settlement, life settlement, or for any other secondary market? ☐ Yes ☐ No

2. Have you, the Owner(s), in the past 5 years sold a policy to a life settlement, viatical or other secondary market? ☐ Yes ☐ No

Remarks - Viatical Settlements

Proposed Insured	Insurance Company and Name of Owner(s) if other than Insured	Policy #	Face Amount Including Riders	Product	Date of Sale (mm/dd/yyyy)
☐ #1 ☐ #2					

(If additional space is needed, attach a separate page, signed and dated, to the Enrollment Form.)

Note: All information provided in this Enrollment Form must be accurate as of the date of Enrollment Form for insurance. Missing or incorrect information, particularly as it relates to the completion of Sections H and I, can result in processing delays and/or rescission of the policy.

Section J: Preliminary Underwriting Information

The following questions must be answered by the Proposed Insured(s). (If the answer to any question is "Yes," provide full details in the "Remarks" section.)	Proposed Insured #1	Proposed Insured #2
1. In the last 5 years, have you been convicted of two or more moving violations, or driving under the influence of alcohol or drugs, or had a driver's license suspended or revoked? If "Yes," provide full details including dates, types of violations, and reason for suspension or revocation.	☐ Yes ☐ No	☐ Yes ☐ No
2. Do you have any plans to travel or reside outside the United States within the next 12 months? If "Yes," please provide destination, purpose and duration of travel.	☐ Yes ☐ No	☐ Yes ☐ No

TCL-MFGFAP-GRPB 0813 TITIA

Page 5 of 7

Section J: Preliminary Underwriting Information (Continued)		
3. In the past 5 years, have you flown as a pilot, student pilot, or crew member other than for a scheduled commercial airline, or operated or had any duties aboard a glider, hot air balloon, ultra light or similar device; or within the next 2 years do you intend to fly as a pilot, student pilot, or crew member other than for a scheduled commercial airline; or operate or have any duties aboard a glider, hot air balloon, ultra light or similar device? If "Yes," complete the Aviation Questionnaire.	☐Yes ☐No	☐Yes ☐No
4. In the last 5 years, have you engaged in or within the next 2 years do you expect to engage in, any organized activities or extreme sports such as: cave exploration, mountain, rock or ice climbing, bungee jumping, helicopter skiing, rodeos, competitive skiing or snowboarding, SCUBA or sky diving or racing by automobile, motorcycle, motorboat, snowmobile or dirt bike? If "Yes," complete the Avocation Questionnaire.	☐Yes ☐No	☐Yes ☐No
5. In the last 5 years, have you smoked a cigarette, cigar or pipe, or used tobacco, nicotine, or nicotine-based products in any other form? If "Yes," provide the form of nicotine-based product, quantity, and month/year last used.	☐Yes ☐No	☐Yes ☐No
6. Have you ever been convicted of a felony or misdemeanor, other than a minor traffic violation? If "Yes," include details of conviction and sentencing.	☐Yes ☐No	☐Yes ☐No
7. Have you ever had an enrollment form for life, health, disability or long-term care insurance declined, postponed, charged an extra premium, or otherwise modified? If "Yes," include the name of company with details.	☐Yes ☐No	☐Yes ☐No
8. Within the last 2 years, have you made a claim for or received benefits, compensation or pension for any injury, sickness, disability or impaired condition? If "Yes," include the name of physician with details.	☐Yes ☐No	☐Yes ☐No
9. In the last 5 years, have you filed for bankruptcy?	☐Yes ☐No	☐Yes ☐No
10. Are you a current member of the Military? If "Yes," are you ☐Active Duty ☐Reserve Are you receiving any supplemental or hazardous duty pay based on your duties? ☐Yes ☐No	☐Yes ☐No	☐Yes ☐No

REMARKS: If any question is answered "Yes," please provide detailed information or complete appropriate forms.

Proposed Insured	Question No.	Details
☐#1 ☐#2		
☐#1 ☐#2		
☐#1 ☐#2		
☐#1 ☐#2		

(If additional space is needed, attach a separate page, signed and dated, to the Enrollment Form.)

Medical Certification (Complete when submitting a medical examination from another carrier if dated within the last 6 months. If circumstances warrant, a current exam may be required.)	Proposed Insured #1	Proposed Insured #2
1. The attached examination is on the life of	☐Proposed Insured #1	☐Proposed Insured #2
Name of Insurance Company		
Date of Examination		
2. To the best of your knowledge and belief, is the information in the examination true and complete as of the date this Enrollment Form is signed?	☐Yes ☐No	☐Yes ☐No
3. Have you been examined by or consulted a physician or received medical or surgical advice since the date of the examination? If "Yes," give details in the Remarks on the next page.	☐Yes ☐No	☐Yes ☐No

TCL-MFGFAP-GRPB 0813 TITIA

Section J: Preliminary Underwriting Information (Continued)

Remarks

Section K: FOR OFFICIAL USE ONLY—AGENT CERTIFICATION

1. I hereby certify that I have reviewed with the Owner, Co-Owner(s) and each Proposed Insured: (1) the answers to the replacement questions, and (2) all of the information in the Enrollment Form.

2. I further certify that to the best of my knowledge and belief, the Owner or Co-Owner(s)

DOES DOES NOT Have existing life insurance policies or annuity contracts on the life of a Proposed Insured including those under a binding or conditional receipt or those within an unconditional refund period.

DOES DOES NOT Intend to replace coverage under an existing life insurance policy or annuity contract for this certificate or lapse, forfeit, surrender, partially surrender, assign, reduce value or use any existing life insurance policy or annuity contract as a source of premium for the coverage for which application is being made.

FOR REPLACEMENT TRANSACTIONS ONLY (Provide the applicable state forms.)

3. Who recommended the replacement? AGENT OWNER CO-OWNER

4. Provide the reason for replacement.

Section L: Additional Information/Special Requests

Section M: Signature Section

Declarations

1. No agent/registered representative or medical examiner has the authority to make or modify the Company’s guidelines, to decide whether anyone proposed for insurance is an acceptable risk or to waive any of the Company’s rights or requirements.

2. In connection herewith, it is expressly acknowledged that the insurance, as applied for, is suitable for the insurance needs and financial objectives of the undersigned.

Customer Identification Notice

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who makes an Enrollment Form. This means we will ask you for your name, address, date of birth and other information that will allow us to identify you. We may ask to see your driver’s license or other identifying documents.

I acknowledge receipt of the Customer Identification Notice. I understand that the identity information being provided by me is required by Federal law to be collected in order to verify my identity and I authorize its use for this purpose.

Enrollment Form Authorization

The proposed insured under this certificate hereby states that:

I understand that the insurance applied for will not take effect unless and until, during the lifetime of the Proposed Insured: TIAA-CREF Life Insurance Company (TIAA-CREF Life) has both: (1) received the full first premium payment and (2) approved the insurance applied for on the life of the Proposed Insured. TIAA-CREF Life will notify me in writing of the approval date. A sales representative does not have TIAA-CREF Life’s authorization to accept risk, pass on insurability, or make, void, waive or change any conditions or provisions of the Enrollment Form, certificate or receipt, as applicable.

TCL-MFGFAP-GRPB 0813

TITIA

Section M: Signature Section (Continued)

I authorize any physician, medical practitioner, psychiatrist, psychologist, hospital, Veterans Administration clinic or other medical or medical-related facility, mental health facility, the Medical Information Bureau (MIB), insurance company, consumer reporting agency, other organization, institution or person that has any records or knowledge of me or my health or mental condition, general character, driving records, and hobbies of a hazardous nature, to give to TIAA-CREF Life, its reinsurers, the MIB, or other persons or organizations performing business or legal services in connection with my Enrollment Form for insurance, or as may be otherwise lawfully required, or as I may further authorize any such information.

I authorize TIAA-CREF Life or its reinsurers to make a brief report of my personal health information to MIB, Inc. I further authorize a consumer reporting agency to make an investigative report on me if it is requested by TIAA-CREF Life. I understand that I have the right to be interviewed by the consumer reporting agency and to request a copy of the investigative consumer report on me.

I understand the information obtained by use of this Authorization will be used by TIAA-CREF Life to determine my eligibility for insurance. Any information obtained will not be released by TIAA-CREF Life to any persons or organizations in an individually identifiable form EXCEPT to reinsuring companies, or other persons or organizations performing business or legal services in connection with my Enrollment Form for insurance, or as may be otherwise lawfully required or as I may further authorize.

I authorize all said sources to give such records or knowledge to any agency employed by TIAA-CREF Life to collect and transmit such information. A photographic copy of this Authorization shall be as valid as the original. I agree this Authorization shall be valid for two years from the date shown below, and that upon request I have a right to receive a copy of this Authorization. I also acknowledge receipt of the written notices of my rights under state and Federal Fair Credit Reporting Acts and the MIB.

I understand that I have the right to revoke this authorization in writing, at any time, by sending a written request for revocation to TIAA-CREF Life, Attention: Privacy Official. I understand that a revocation is not effective to the extent that any of My Providers have relied on this authorization or to the extent that TIAA-CREF Life has a legal right to contest a claim under an insurance certificate or to contest the certificate itself. I understand that any information that is disclosed pursuant to this authorization may be redisclosed and no longer covered by federal rules governing privacy and confidentiality of health information.

I agree that I have read this Enrollment Form and, to the best of my knowledge and belief, all of the answers contained herein are true and complete. These answers, together with those provided in Part II of the Enrollment Form and any additional supplements, are my Enrollment Form and that no information about them will be considered to have been given to TIAA-CREF Life unless it is stated in the Enrollment Form. I understand TIAA-CREF Life will rely upon the information provided herein, and that such statements and answers are given as an inducement to TIAA-CREF Life to consider issuing the insurance applied for.

If the applicant received temporary insurance coverage, the applicant acknowledges that the Temporary Life Insurance Agreement (TIA) terms and conditions are separate and distinct from the terms and conditions of this Enrollment Form.

Fraud Warning

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. Such action may entitle the insurance company to deny or void coverage or benefits.

Signed in on

City State Date

X Signature of Proposed Insured #1 Date

X Signature of Proposed Insured #2 (if applicable) Date

X Signature of Applicant/Owner, Trustee or Corporate Officer (if other than a Proposed Insured) Date

X Signature of Co-Owner(s) (if applicable and other than a Proposed Insured) Date

AGENT’S SIGNATURE

X Signature of Agent Date

TCL-MFGFAP-GRPB 0813

TITIA